UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2015, the Board of Directors of Vapor Corp. (the “Company”), after the Annual Meeting of Shareholders described below, appointed Nikhil Raman as a director. Mr. Raman was also appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Company as an independent director in conformity with the Nasdaq Stock Market Rules.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 7, 2015, the Company held its Annual Meeting of Shareholders at which the Company’s shareholders elected the members of the Company’s Board of Directors to serve until the Company’s next Annual Meeting of Shareholders and voted on a number of additional proposals which were described in greater detail in the Company’s definitive proxy materials filed with the Securities and Exchange Commission on May 22, 2015, as supplemented. Voting results were as follows:

Proposal 1. Election of Directors

The Company’s shareholders elected four individuals to the Company’s Board of Directors for the succeeding year or until their successors are duly qualified and elected as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Jeffrey Holman	10,556,265	2,009,915	11,386,349

Gregory Brauser	11,842,326	723,854

William C. Conway III	11,845,893	720,287

Daniel MacLachlan	11,862,514	703,666

As previously disclosed, Ms. Angela Courtin resigned as a director prior to the Annual Meeting of Shareholders.

Proposal 2. Approval and Ratification of the 2015 Equity Incentive Plan

The Company’s shareholders approved and ratified the Company’s 2015 Equity Incentive Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,300,381	1,168,573	97,226	11,385,349

Proposal 3. Shareholder Advisory Vote on Named Executive Officer Compensation

The Company’s shareholders cast their votes with respect to the advisory vote to approve executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,225,733	1,238,429	102,018	11,385,349

Proposal 4. Shareholder Advisory Vote on Frequency of Advisory Vote

The Company’s shareholders cast their votes with respect to the advisory vote on the frequency of the approval of executive compensation as set forth below:

1 Year	2 Years	3 Years	Abstentions
2,927,086	874,500	8,709,021	55,573

The Board of Directors has determined that the Company shall have an advisory shareholder vote on executive officer compensation every three years.

Proposal 5. Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2015

The Company’s shareholders ratified the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 as set forth below:

Votes For	Votes Against	Abstentions
22,354,067	961,898	635,564

Proposal 6. Approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of common stock to 150,000,000 shares.

The Company’s shareholders approved an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of common stock to 150,000,000 shares as set forth below:

Votes For	Votes Against	Abstentions
21,110,629	2,320,568	520,332

Proposal 7. Approval of an amendment to the Company’s Certificate of Amendment to effect a Reverse Stock Split.

The Company’s shareholders approved an amendment to the Company’s Certificate of Incorporation to effectuate the following reverse stock splits as set forth below:

Split Ratio	Votes For	Votes Against	Abstentions
1 for 2	21,917,208	1,934,659	99,662
1 for 5	21,412,868	2,442,686	95,975
Between 1 for 2 and 1 for 5	21,338,425	2,457,626	155,478

Item 8.01. Other Events.

On July 7, 2015, the Company filed an amendment to its Certificate of Incorporation to effectuate a one-for-five reverse stock split and to increase its authorized common stock to 150,000,000 shares of common stock. The amendments will be effective on July 8, 2015 at 11:59 pm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: July 7, 2015	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer